EXHIBIT 10.1

FOURTH AMENDMENT TO
REVOLVING CREDIT AND SECURITY AGREEMENT

THIS FOURTH AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT (this “Amendment”), dated as of July 31, 2012, is entered into by and among, IMAGE ENTERTAINMENT, INC., a Delaware corporation (“Image”), IMAGE/MADACY HOME ENTERTAINMENT, LLC, a California limited liability company (“IMHE”) (Image and IMHE, each a “Borrower”, and collectively “Borrowers”), the Lenders signatory hereto and PNC BANK, NATIONAL ASSOCIATION (“PNC”), in its capacity as administrative and collateral agent on behalf and for the benefit of itself and the Lenders (PNC, in such capacity, the “Agent”).  Terms used herein without definition shall have the meanings ascribed to them in the Credit Agreement defined below.

RECITALS

A.           The Lenders, Agent and Borrowers have previously entered into that Revolving Credit and Security Agreement dated as of June 23, 2011, as amended by that First Amendment to Revolving Credit and Security Agreement dated as of July 13, 2011, that Second Amendment to Revolving Credit and Security Agreement dated as of November 2, 2011 and that Third Amendment to Revolving Credit and Security Agreement dated as of February 29, 2012 (as so amended and as the same may be further amended, modified or supplemented from time to time, the “Credit Agreement”), pursuant to which the Lenders have made certain loans and financial accommodations available to Borrowers.

B.            Borrowers have requested that Agent and the Lenders extend the credit enhancements provided in the Third Amendment in connection with the 2012 Transaction.

C.            The Lenders, Agent and Borrowers now wish to amend the Credit Agreement on the terms and conditions set forth herein.

D.            Borrowers are entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Agent’s or any Lender’s rights or remedies as set forth in the Credit Agreement or any Other Document is being waived or modified by the terms of this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.             Amendments to Credit Agreement.

(a)           Section 1.2 of the Credit Agreement is hereby amended as follows:

(i)           The definition of “Required Sponsor SBLC Amount” is hereby deleted and replaced in its entirety with the following:

“Required Sponsor SBLC Amount” shall mean the lesser of (i) $5,000,000 or (ii) the difference of (x) outstanding Revolving Advances as of September 30, 2012 minus (y) the Receivables Formula Amount plus the Inventory Formula Amount minus the amount of Section 2.1(a)(vi), with the amounts set forth in this clause (y) to be calculated without giving effect to the amendments to subclauses (y) and (z) of clause (q) of the definition of “Eligible Receivables” in the Third Amendment; reduced, in the case of clause (i) only, by any amounts previously drawn pursuant to the Sponsor Standby Letters of Credit delivered to Agent pursuant to Section 8.3(b) of the Credit Agreement (as amended by the First Amendment).  Notwithstanding the foregoing, after October 1, 2012, the Required Sponsor SBLC Amount may be reduced from time to time until January 31, 2013 upon three Business Day’s prior written notice to Agent so long as (A) no Default or Event of Default exists or would otherwise result from such reduction and (B) Undrawn Availability after giving effect to such reduction is not less than $1,000,000.

(ii)           The following new definition of “Fourth Amendment” is inserted in proper alphabetical order into Section 1.2 of the Credit Agreement:

“Fourth Amendment” means that Fourth Amendment to Revolving Credit and Security Agreement dated as of July 31, 2012, amending this Agreement, among Borrowers, the Lenders and Agent.

(b)           Section 2.1 of the Credit Agreement is hereby amended as follows:

(i)           The paragraph immediately following Section 2.1(a)(vi) of the Credit Agreement is hereby deleted and replaced in its entirety with the following:

The amount derived from (x) the sum of Sections 2.1(a)(i), (ii) and (iii) (provided that for purposes of this clause (x), (1) the sum of the Receivables Formula Amount and the Inventory Formula Amount attributable to Receivables and Inventory of IMHE shall be capped at an aggregate amount of $4,000,000 and (2) the Maximum Sponsor SBLC Amount at any time shall be at least $3,000,000 (and as of the date of the Fourth Amendment is equal to $3,700,000; provided that such amount may be changed upon Borrowers’ request in a writing delivered to the Agent from time to time subject to the Agent’s written confirmation of its approval of other amount, such approval to be at the Agent’s sole discretion); provided further that if the 2012 Transaction shall not be consummated on or prior to September 30, 2012, as determined by Agent in its reasonable discretion, the Maximum Sponsor SBLC Amount shall from and after October 1, 2012 be at least the Required Sponsor SBLC Amount) minus (y) the sum of Sections 2.1(a)(iv) through (vi) at any time, and from time to time shall be referred to as the “Formula Amount.”

2.             Agreement Regarding Amendments in Section 1(b)(i) and 1(b)(ii) of the Third Amendment.  Notwithstanding anything herein or in the Third Amendment to the contrary, Borrowers and the Lenders agree that, if the 2012 Transaction is not consummated on or prior to September 30, 2012, as reasonably determined by Agent, the amendments to the Credit Agreement contained in Section 1(b)(i) and (ii) of the Third Amendment as extended by this Fourth Amendment regarding the Availability Block and the eligibility of Broadcast Receivables, respectively, shall no longer be effective and such amended provisions of the Credit Agreement shall automatically revert to the provisions of the Credit Agreement in effect prior to the effectiveness of the Third Amendment.

3.             Limited Amendment; Full Force and Effect.  The amendments set forth in Section 1 of this Amendment and the agreement set forth in Section 2 of this Amendment are effective solely for the purposes set forth herein and shall be limited precisely as written and shall not be deemed (a) to be an amendment, consent or waiver of any other term or condition of the Credit Agreement or any Other Documents or of any future failure to comply fully with the requirements of the Credit Agreement or the Other Documents, to prejudice any right or remedy which the Lenders or the Agent may now have or may have in the future under or in connection with the Credit Agreement or the Other Documents or (b) to be a consent to any future amendment, consent or waiver or departure from the terms and conditions of the Credit Agreement or any of the Other Documents.  This Amendment shall be construed in connection with and as part of the Credit Agreement and the Other Documents, and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein waived or amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.             Effectiveness of this Amendment.  This Amendment shall become effective upon the satisfaction of each of the following conditions:

(a)           Amendment.  Receipt by the Agent of this Amendment, fully executed in a sufficient number of counterparts for distribution to all parties.

(b)           Sponsor Guarantor Acknowledgement and Agreement.  Receipt by the Agent of the fully executed Sponsor Guarantor Acknowledgement and Agreement.

(c)           Accommodation Fee.  Receipt by the Agent, for the account of PNC as the sole Lender, of an accommodation fee equal to $16,667, payable in cash, which fee will be fully earned and non-refundable once received.

(d)           Representations and Warranties.  The representations and warranties set forth in Section 5 hereof shall be true and correct.

(e)           Other Required Documentation.  All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded, as required by Agent.

5.             Representations and Warranties.  Borrower represents and warrants as follows:

(a)           Authority.  Each Borrower has the full power, authority and legal right to enter into this Amendment and the Other Documents (as amended or modified hereby) and to perform all of its respective obligations hereunder and thereunder.  The execution, delivery and performance of this Amendment by each Borrower:  (i) have been duly authorized by all necessary corporate or limited liability company action, as applicable; (ii) are not in contravention of law or the terms of such Borrower’s by-laws, certificate of incorporation, operating agreement, articles of organization or other applicable documents relating to such Borrower’s formation or to the conduct of such Borrower’s business or of any material agreement or undertaking to which such Borrower is a party or by which such Borrower is bound; (iii) will not conflict with or violate any law or regulation, or any judgment, order or decree of any Governmental Body; and (iv) will not require the Consent of any Governmental Body or any other Person.

(b)           Enforceability.  This Amendment has been duly executed and delivered by each Borrower and no other corporate or limited liability company proceedings are necessary to consummate such transactions.  This Amendment (as amended or modified hereby) and each Other Document is the legal, valid and binding obligation of each Borrower, enforceable against each Borrower in accordance with its terms, and is in full force and effect, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally.

(c)           Representations and Warranties.  The representations and warranties made by any Borrower in or pursuant to this Amendment, each Other Document and any related agreements to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Amendment, the Other Documents or any related agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date, unless made specifically as of an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.

(d)           No Default.  No event has occurred and is continuing that constitutes a Default or an Event of Default.

6.             Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York, without regard to principals of conflicts of law other than New York General Obligations Law 5-1401 and 5-1402.

7.             Counterparts; Facsimile Signatures.  This Amendment may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement.  Any signature delivered by a party by facsimile or other similar form of electronic transmission shall be deemed to be an original signature hereto.

8.             Reference to and Effect on the Other Documents.

(a)           Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Other Documents to “the Credit Agreement”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

(b)           Except as specifically amended above, the Credit Agreement and all Other Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of Borrower to Agent and the Lenders.

(c)           The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Agent and/or the Lenders under any of the Other Documents, nor constitute a waiver of any provision of any of the Other Documents.

(d)           To the extent that any terms and conditions in any of the Other Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.

9.             Integration.  This Amendment, together with the Other Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

10.           Severability.  If any part of this Amendment is contrary to, prohibited by, or deemed invalid under Applicable Laws, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

[signature pages follow]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

IMAGE ENTERTAINMENT, INC.

By:	/s/ John Avagliano
	Name:	John Avagliano
	Title:	COO/CFO

IMAGE/MADACY HOME ENTERTAINMENT, LLC

By:	/s/ John Avagliano
	Name:	John Avagliano
	Title:	COO/CFO

PNC BANK, NATIONAL ASSOCIATION,
as Agent as a Lender

By:	/s/ Steve C. Roberts
Steve C. Roberts
Vice President